UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

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MUFG Americas Holdings Corporation
(Exact name of registrant as specified in its charter)

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Delaware 001-15081 94-1234979
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

1251 Avenue of the Americas
New York, NY 10020
(Address of principal executive offices) (Zip Code)

Tel. (212) 782-5911
Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Contribution Agreement
On June 30, 2016, MUFG Americas Holdings Corporation ("MUAH" or the “Company”) entered into a definitive contribution agreement (the “Contribution Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a Japanese banking entity, and Mitsubishi UFJ Financial Group, Inc. (“MUFG”), a joint stock corporation incorporated under the laws of Japan. On June 30, 2016, the Company was wholly-owned by BTMU, a wholly-owned subsidiary of MUFG. The Contribution Agreement was executed in accordance with the requirements of the Federal Reserve Board’s Enhanced Prudential Standards rules for foreign banking organizations (“EPS Rules”). Under the EPS Rules, MUFG designated MUAH as its U.S. intermediate holding company (“IHC”) and MUFG and BTMU transferred substantially all interests in their U.S. subsidiaries to the IHC effective July 1, 2016.
Pursuant to the Contribution Agreement and as described further below in Items 2.01 and 3.02 of this Report, on July 1, 2016, the Company issued shares of its common stock to both BTMU and MUFG and received as a capital contribution shares representing the entire ownership interest of certain entities owned by BTMU and MUFG, including all of the outstanding stock of MUFG Securities Americas Inc. (formerly Mitsubishi UFJ Securities (USA), Inc.), a registered broker-dealer, and various other non-bank subsidiaries (together with MUFG Securities Americas Inc., the “Contributed Entities”). The shares issued by the Company on July 1, 2016 represented approximately 80% of the total consideration expected to be paid based on the Company’s and Contributed Entities’ March 31, 2016 financial statements. The remaining shares to be issued will be calculated following the completion of the Company’s and Contributed Entities’ June 30, 2016 financial statements. Following the issuance and contribution, the Company remains an indirect wholly-owned subsidiary of MUFG. See Item 3.02 of this Report for the number of shares issued on July 1, 2016. The Contributed Entities had approximately $36 billion in total assets as of March 31, 2016, substantially all of which were held within MUFG Securities Americas Inc.
The Contribution Agreement contains customary representations and warranties and covenants of each of the parties. It is intended that the internal reorganization transactions described above will each be treated for U.S. federal income tax purposes as a non-taxable exchange and as non-taxable contributions-in-kind under Japanese tax law.
The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets
Refer to Item 1.01 of this Report for a description of the transactions effected as of July 1, 2016, pursuant to the Contribution Agreement and to Item 9.01 of this Report for certain financial information relating to the Contributed Entities.

Item 3.02 Unregistered Sales of Equity Securities
As described in Item 1.01 above, on June 30, 2016, the Company agreed to issue shares of common stock, $1.00 par value per share, to MUFG and BTMU in a two-step process in exchange for the Contributed Entities. The initial amount of shares of common stock issued by the Company to MUFG and BTMU on July 1, 2016 as consideration for the Contributed Entities was 4,345,174 and 2,052,913, respectively. The Company will issue additional shares of its common stock to MUFG and BTMU as described in Item 1.01 no later than September 30, 2016. The shares of common stock were issued in a transaction not involving a public offering pursuant to the exemption from the registration requirements of the Securities Act of 1933 set forth in Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits

(a)     Financial statements
The financial statements required by this item are not filed within this initial Report. As provided in paragraph (a)(4) of the instructions to Item 9.01, such financial statements will be filed by amendment no later than 71 calendar days after the date this Report is required to be filed.

(b)     Pro forma financial information
The pro forma financial information required by this item is not filed within this initial Report. As provided in paragraph (b)(2) of the instructions to Item 9.01, such pro forma financial information will be filed by amendment no later than 71 calendar days after the date this Report is required to be filed.

(d)     Exhibits

Exhibit Number                    Description

2.1	Contribution Agreement by and among MUFG Americas Holdings Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mitsubishi UFJ Financial Group, Inc. dated June 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MUFG AMERICAS HOLDINGS CORPORATION
Dated: July 1, 2016	By:	/s/ MICHAEL F. COYNE
Michael F. Coyne General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Contribution Agreement by and among MUFG Americas Holdings Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mitsubishi UFJ Financial Group, Inc. dated June 30, 2016. (1)

(1) The Company undertakes to furnish supplementally a copy of any omitted schedule to the Contribution Agreement to the Securities and Exchange Commission upon request.